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                                                                    Exhibit 10.8


                       1998 SHARE PURCHASE AND OPTION PLAN
                              FOR KEY EMPLOYEES OF
                                  TA I LIMITED

1.    Purpose of Plan

      The 1998 Share Purchase and Option Plan for Key Employees of TA I Limited (the "Plan") is designed:

      (a) to promote the long term financial interests and growth of TA I Limited (the "Company") and its subsidiaries by attracting and retaining management personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Company's business;

      (b) to motivate management personnel by means of growth-related incentives to achieve long range goals; and

      (c) to further the alignment of interests of participants with those of the shareholders of the Company through opportunities for increased share ownership in the Company.

2.    Definitions

      As used in the Plan, the following words shall have the following meanings:

      (a) "Affiliate" shall mean with respect to any Person, any entity directly or indirectly controlling, controlled by or under common control with such Person.

      (b) "Board of Directors" means the Board of Directors of the Company.

      (c) "Change of Control" means (i) a sale of all or substantially all of the assets of the Company to a Person who is not Kohlberg Kravis Roberts & Co., L.P. ("KKR") or an Affiliate of KKR, (ii) a sale by KKR or any of its Affiliates resulting in more than 50% of the voting shares of the Company being held by a Person or Group (other than a Person or Group in which KKR or any of its respective Affiliates has a material interest) or (iii) a takeover, reconstruction or winding-up involving the Company or KKR or any of its respective Affiliates resulting in a Person or Group (other than a Person or Group in which KKR or any of its respective Affiliates has a material interest) holding more than 50% of the voting ordinary shares of the Company (or the resulting controlling entity) immediately after any such business combinations; if and only if any such event results in the inability of the KKR Partnership (as defined herein) to elect a majority of the Board of Directors of the Company (or the resulting entity).

      (d) "Committee" means the Compensation Committee of the Board of Directors.

      (e) "Employee" means a person, including an officer, in the regular employment of the Company or one of its Subsidiaries who, in the opinion of the Committee, is, or is expected to be, primarily responsible for the management, growth or protection of some part or all of the business of the Company.

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      (f) "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

      (g) "Fair Market Value" means such value of a Share as determined no less than annually (or more frequently if the Board of Directors so determines is required), in good faith by the Board of Directors, after it has taken into consideration certain factors (including, without limitation, the general condition of the Company's industry, the historical performance of the Company, and the Company's financial prospects) and after it has consulted with an independent investment banking firm selected with the consent of the Group Executive Committee. In addition, after determining the Fair Market Value, the value of an individual Participant's shares, on a per share basis, shall not be reduced to reflect the illiquidity or minority nature associated with such Participant's shares.

      (h) "Grant" means an award made to a Participant pursuant to the Plan and described in Paragraph 5, including, without limitation, an award of an U.S. Incentive Stock Option U.S. Non-Qualified Stock Option, Share Appreciation Right, Dividend Equivalent Right, Restricted Share, Purchase Share, Performance Unit, Performance Share or any Other Share-Based Grant or any combination of the foregoing.

      (i) "Grant Agreement" means an agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to a Grant.

      (j) "Group" means two or more Persons acting together as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Company.

      (k) "KKR Partnership" means Profit-Sharing (Overseas) Limited Partnership, an affiliate of KKR.

      (1) "Options" means the collective reference to "U.S. Incentive Stock Options" and "U.S. Non-Qualified Stock Options".

      (m) "Option Agreement" means an agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to a Option.

      (n) "Ordinary Shares" or "Share" means ordinary shares in the Company.

      (o) "Participant" means an Employee to whom one or more Options have been granted and such Options have not all been forfeited or terminated under the Plan.

      (p) "Person" means an individual, partnership, corporation, limited liability company business trust, joint share company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

      (q) "Share-Based Grants" means the collective reference to the grant of Share Appreciation Rights, Dividend Equivalent Rights, Restricted Shares, Performance Units, Performance Shares, and Other Share-Based Grants.

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      (r) "Subsidiary" shall mean a body corporate which is a subsidiary of the
Company (within the meaning of Section 736 of the Companies Act 1985).

3.    Administration of Plan

      (a) The Plan shall be administered by the Committee. None of the members of the Committee shall be eligible to be selected for Grants under the Plan, or have been so eligible for selection within one year prior thereto; provided, however, that the members of the Committee shall qualify to administer the Plan for purposes of Rule 16b-3 (and any other applicable rule) promulgated under
Section 16(b) of the Exchange Act to the extent that the Company is subject to such rule. The Committee may adopt its own rules of procedure, and action of a majority of the members of the Committee taken at a meeting, or action taken without a meeting by unanimous written consent, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules. Any such interpretations, rules, and administration shall be consistent with the basic purposes of the Plan.

      (b) The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe except that only the Committee may designate and make Grants to Participants who are subject to
Section 16 of the Exchange Act.

      (c) The Committee may employ lawyers, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company, and the officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Grants, and all members of the Committee shall be fully protected by the Company with respect to any such action, determination or interpretation.

4.    Eligibility

      The Committee may from time to time make Grants under the Plan to such Employees and in such form and having such terms, conditions and limitations as the Committee may determine. No Grants may be made under this Plan to non-employee directors of Company or any of its Subsidiaries. The terms, conditions and limitations of each Grant under the Plan shall be set forth in a Grant Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan; provided, however, that such Grant Agreement shall contain provisions dealing with the treatment of Grants in the event of the termination, death or disability of a Participant, and may also include provisions concerning the treatment of Grants in the event of a change of control of the Company.

5.    Grants

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      From time to time, the Committee will determine the forms and amounts of
Grants for Participants. Such Grants may take the following forms in the Committee's sole discretion:

      (a) U.S. Incentive Stock Options - These are stock options within the meaning of Section 422 of the U.S. Internal Revenue Code of 1986, as amended ("Code"), to purchase Ordinary Shares. In addition to other restrictions contained in the Plan, an option granted under this Paragraph 5(a), (i) may not be exercised more than 10 years after the date it is granted, (ii) may not have an option price less than the Fair Market Value of Ordinary Shares on the date the option is granted, (iii) must otherwise comply with Code Section 422, and
(iv) must be designated as an "Incentive Stock Option" by the Committee. The maximum aggregate Fair Market Value of Ordinary Shares (determined at the time of grant) with respect to which Incentive Stock Options are first exercisable with respect to any participant under this Plan and any Incentive Stock Options granted to the Participant for such year under any plans of the Company or any Subsidiary in any calendar year is $100,000. Payment of the option price shall be made in cash in accordance with the terms of the Plan, the Option Agreement, and of any applicable guidelines of the Committee in effect at the time.

      (b) U.S. Non-Qualified Stock Options - These are options to purchase Ordinary Shares which are not designated by the Committee as "U.S. Incentive Stock Options". At the time of grant the Committee shall determine, and shall include in the Option Agreement or other Plan rules, the option exercise period, the option price, and such other conditions or restrictions on the grant or exercise of the option as the Committee deems appropriate. In addition to other restrictions contained in the Plan, an option granted under this Paragraph 5(b) may not be exercised more than 10 years after the date it is granted. Payment of the option price shall be made in cash in accordance with the terms of the Plan, the Option Agreement and of any applicable guidelines of the Committee in effect at the time.

      (c) Share Appreciation Rights - These are rights that on exercise entitle the holder to receive the excess of (i) the Fair Market Value of a share of Ordinary Shares on the date of exercise over (ii) the Fair Market Value on the date of Grant (the "base value") multiplied by (iii) the number of rights exercised as determined by the Committee. Share Appreciation Rights granted under the Plan may, but need not be, granted in conjunction with an Option under Paragraph 5(a) or 5(b). The Committee, in the Grant Agreement or by other Plan rules, may impose such conditions or restrictions on the exercise of Share Appreciation Rights as it deems appropriate, and may terminate, amend, or suspend such Share Appreciation Rights at any time. No Share Appreciation Right granted under this Plan may be exercised less than 6 months or more than 10 years after the date it is granted except in the event of death or disability of a Participant. To the extent that any Share Appreciation Right that shall have become exercisable but shall not have been exercised or cancelled or by reason of any termination of employment, shall have become non-exercisable, it shall be deemed to have been exercised automatically, without any notice of exercise, on the last day of which it is exercisable, provided that any conditions or limitations on its exercise are satisfied (other than (i) notice of exercise and (ii) exercise or election to exercise during the period prescribed) and the Share Appreciation Right shall then have value. Such exercise shall be deemed to specify that the holder elects to receive cash and that such exercise of a Share Appreciation Right shall be effective as of the time of automatic exercise.

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      (d) Restricted Shares - Restricted Shares are Ordinary Shares delivered to a Participant with or without payment of consideration with restrictions or conditions on the Participant's right to transfer or sell such shares. If a Participant irrevocably elects in writing in the calendar year preceding a Grant of Restricted Shares, dividends paid on the Restricted Shares granted may be paid in Shares of Restricted Shares equal to the cash dividend paid on Ordinary Shares. The number of Shares of Restricted Shares and the restrictions or conditions on such Shares shall be as the Committee determines, in the Grant Agreement or by other Plan rules, and the certificate for the Restricted Shares shall bear evidence of the restrictions or conditions. No Restricted Shares may have a restriction period of less than 6 months, other than in the case of death or disability.

      (e) Purchase Shares - Purchase Shares are shares of Ordinary Shares offered to a Participant at such price as determined by the Committee, the acquisition of which will make him eligible to receive under the Plan, including, but not limited to, U.S. Non-Qualified Stock Options.

      (f) Dividend Equivalent Rights - These are rights to receive cash payments from the Company at the same time and in the same amount as any cash dividends paid on an equal number of Ordinary Shares to shareholders of record during the period such rights are effective. The Committee, in the Grant Agreement or by other Plan rules, may impose such restrictions and conditions on the Dividend Equivalent Rights, including the date such rights will terminate, as it deems appropriate, and may terminate, amend, or suspend such Dividend Equivalent Rights at any time.

      (g) Performance Units - These are rights to receive at a specified future date, payment in cash of an amount equal to all or a portion of the value of a unit granted by the Committee. At the time of the Grant, in the Grant Agreement or by other Plan rules, the Committee must determine the base value of the unit, the performance factors applicable to the determination of the ultimate payment value of the unit and the period over which Company performance will be measured. These factors must include a minimum performance standard for the Company below which no payment will be made and a maximum performance level above which no increased payment will be made. The term over which Company performance will be measured shall be not less than six months.

      (h) Performance Shares - These are rights to receive at a specified future date, payment in cash or Ordinary Shares, as determined by the Committee, of an amount equal to all or a portion of the Fair Market Value for all days that the Ordinary Shares are traded during the last forty-five (45) days of the specified period of performance of a specified number of shares of Ordinary Shares at the end of a specified period based on Company performance during the period. At the time of the Grant, the Committee, in the Grant Agreement or by Plan rules, will determine the factors which will govern the portion of the rights so payable and the period over which Company performance will be measured. The factors will be based on Company performance and must include a minimum performance standard for the Company below which no payment will be made and a maximum performance level above which no increased payment will be made. The term over which Company performance will be measured shall be not less than six months. Performance Shares will be granted for no consideration.

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      (i) Other Share-Based Grants - The Committee may make other Grants under the Plan pursuant to which Ordinary Shares (which may, but need not, be Restricted Shares pursuant to Paragraph 5(d)), are or may in the future be acquired, or Grants denominated in Share units, including ones valued using measures other than market value. Other Share-Based Grants may be granted with or without consideration. Such Other Share-Based Grants may be made alone, in addition to or in tandem with any Grant of any type made under the Plan and must be consistent with the purposes of the Plan.

6.    Limitations and Conditions

      (a) The number of Shares available for Grants under this Plan shall be 30,000,000 Shares; provided, however, that in no event shall the total number of Shares subject to options and other equity for current and future Participants exceed 25% of the equity of the Company on a fully diluted basis. Shares subject to Grants that are forfeited, terminated, cancelled or expire unexercised, shall immediately become available for other Grants.

      (b) No Grants shall be made under the Plan beyond ten years after the effective date of the Plan, but the terms of Grants made on or before the expiration of the Plan may extend beyond such expiration. At the time a Grant is made or amended or the terms or conditions of a Grant are changed, the Committee may provide for limitations or conditions on such Grant.

      (c) Nothing contained herein shall affect the right of the Company to terminate any Participant's employment at any time or for any reason. The rights and obligations of any individual under the terms of his office or employment with the Company or any Subsidiary shall not be affected by his participation in this Plan or any right which he may have to participate in it, and an individual who participates in it shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any Grant as a result of such termination.

      (d) Other than as specifically provided in the Management and Employee Shareholders' and Subscription Agreement attached hereto as Exhibit A with regard to the death of a Participant, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

      (e) Participants shall not be, and shall not have any of the rights or privileges of, shareholders of the Company in respect of any Shares purchasable in connection with any Grant unless and until certificates representing any such Shares have been issued by the Company to such Participants.

      (f) No Grant may be exercised during a Participant's lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

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      (g) Absent express provisions to the contrary, any Grant made under this
Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or its Subsidiaries and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation. This Plan is not a "Retirement Plan" or "Welfare Plan" under the U.S. Employee Retirement Income Security Act of 1974, as amended.

      (h) Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Company or any of its Subsidiaries, nor shall any assets of the Company or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Company's obligations under the Plan.

7.    Transfers and Leaves of Absence

      For purposes of the Plan, unless the Committee determines otherwise: (a) a transfer of a Participant's employment without an intervening period of separation among the Company and any Subsidiary shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Company during such leave of absence.

8.    Adjustments

      (a) In the event of any increase or variation of the share capital of the Company, the Committee may make such adjustments as it considers appropriate under Paragraph 8(b) below.

      (b) An adjustment made under this Paragraph 8(b) shall be to one or more of the following:

            (i) the number of Shares in respect of which any Option or Other Share-Based Grant may be exercised;

            (ii) the price at which Shares may be acquired by the exercise of any Option or Other Share-Based Grant;

            (iii) where any Option or Other Share-Based Grant has been exercised but no Shares have been allotted or transferred pursuant to the exercise, the number of Shares which may be so allotted or transferred and the price at which they may be acquired.

      (c) An adjustment under Paragraph 8(b) above may have the effect of reducing the price at which Shares may be acquired by the exercise of an Option or Other Share-Based Grant to less than their nominal value, but only if and to the extent that the Board of Directors shall be authorized to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option or Other Share-Based Grant is exercised and which are to be allotted pursuant to such exercise exceeds the price at which the same may be subscribed for and to apply that sum in paying up that amount on the Shares; and so

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that on exercise of any Option or Other Share-based Grant in respect of which such a reduction shall have been made the Board shall capitalise such sum (if any) and apply it in paying up such amount as aforesaid.

9.    Exchange, Acquisition, Liquidation or Dissolution

      (a) In its absolute discretion, and on such terms and conditions as it deems appropriate, coincident with or after the grant of any Option or Other Share-Based Grant, the Committee may provide that such Option or Other Share-Based Grant cannot be exercised after the exchange of all or substantially all of the assets of the Company for the securities of another corporation, the acquisition by another corporation of 80% or more of the Company's then outstanding voting Shares, liquidation or dissolution of the Company, any variation of the share capital of the Company, and if the Committee so provides, it may, in its absolute discretion and on such terms and conditions as it deems appropriate, also provide, either by the terms of such Option or Other Share-Based Grant or by a resolution adopted prior to the occurrence of such exchange, acquisition, any variation of the share capital of the Company, liquidation or dissolution, that, for some period of time prior to such event, such Option or Other Share-Based Grant shall be exercisable as to all Shares subject thereto, notwithstanding anything to the contrary herein (but subject to the provisions of Paragraph 6(b)) and that, upon the occurrence of such event, such Option or Other Share-Based Grant shall terminate and be of no further force or effect; provided, however, that the Committee may also provide, in its absolute discretion, that even if the Option or Other Share-Based Grant shall remain exercisable after any such event, from and after such event, any such Option or Other Share-Based Grant shall be exercisable only for the kind and amount of securities and/or other property, or the cash equivalent thereof receivable as a result of such event by the holder of a number of Shares for which such Option or Other Share-Based Grant could have been exercised immediately prior to such event.

      (b) If any person becomes bound or entitled to acquire shares in the Company under sections 428 of 430F of the Companies Act 1985, or if under section 425 of that Act the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, or if the Company passes a resolution for voluntary winding up, or if an order is made for the compulsory winding up of the Company, the Committee shall forthwith notify every Participant thereof and any Option or Other Share-Based Grant may be exercised within one month of such notification, but to the extent that it is not exercised within that period shall (notwithstanding any other provision of this Plan) lapse on the expiration thereof

10.   Amendment and Termination

      The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan provided that, except for adjustments under Paragraph 8 or 9 hereof, no amendment to the disadvantage of any Participant shall be made unless:

      (a) the Committee shall have invited every such Participant to give an indication as to whether or not he approves the amendment, and

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      (b) the amendment is approved by a majority of those Participants who have given such an indication.

      The Board of Directors may amend, suspend or terminate the Plan except that no such action, other than an action under Paragraph 8 or 9 hereof, may be taken which would, without shareholder approval, increase the aggregate number of Shares available for Grants under the Plan, decrease the price of outstanding Grants, change the requirements relating to the Committee or extend the term of the Plan.

11.   International Options and Rights

      The Committee may make Grants to Employees who are subject to the laws of countries other than the United States or the United Kingdom, which Grants may have terms and conditions that differ from the terms thereof as provided elsewhere in the Plan for the purpose of complying with foreign laws.

12.   Withholding Taxes, Allotment and Transfer

      (a) The Company shall have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment.

      (b) Within 30 days after an Option has been exercised by any person, before delivery of Restricted Shares or payment of Performance Shares (if paid in Ordinary Shares) or before exercise, settlement or payment (if paid in Ordinary Shares) of any Other Share-Based Grant, the Board of Directors shall allot to such person (or a nominee for him) or, as appropriate, procure the transfer to him (or a nominee for him) of the number of Shares in respect of which the option has been exercised, provided that:

            (i) the Board of Directors considers that the issue or transfer thereof would be lawful in all relevant jurisdictions; and

            (ii) in a case where the Company or any Subsidiary ("Group Member") is obliged to (or would suffer a disadvantage if it were not to) account for any tax (in any jurisdiction) for which the person in question is liable by virtue of the exercise of the option and/or for any social security, contributions recoverable from the person in question (together, the "Tax Liability"), that person has either:

                  (A) made a payment to the Group Member of an amount equal to the Tax Liability; or

                  (B) entered into arrangements acceptable to that or another Group Member to secure that such a payment is made (whether by authorizing the sale of some or all of the Shares on his behalf and

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                        the payment to the Group Member of the relevant amount
                        out of the proceeds of sale or otherwise).

      (c) All Shares allotted under this Plan shall rank equally in all respects with Shares of the same class then in issue except for any rights attaching to such Shares by reference to a record date prior to the date of the allotment.

13.   Effective Date and Termination Dates

      The Plan shall be effective on and as of the date of its approval by the shareholders of the Company and shall terminate ten years later, subject to earlier termination by the Board of Directors pursuant to Paragraph 10.

14.   Financial Assistance

      The Company and any Subsidiary may provide money to the trustees of any trust or any other person to enable them or him to acquire Shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for these purposes or provide financial assistance of any other kind, to the extent permitted by section 153 of the Companies Act 1985.

15.   Miscellaneous

      The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.